Exhibit 99.1

INVESTOR RELATIONS:
John Merriwether, 866-248-3872
InvestorRelations@amctheatres.com

MEDIA CONTACTS:
Ryan Noonan, (913) 213-2183
rnoonan@amctheatres.com

AMC ENTERTAINMENT HOLDINGS, INC. PREVIEWS

FOURTH QUARTER 2021 PRELIMINARY RESULTS

LEAWOOD, KANSAS – February 1, 2022: AMC Entertainment Holdings, Inc. (NYSE: AMC) (the “Company,” or “AMC”), today released preliminary results for the fourth quarter ended December 31, 2021 in advance of potential investor meetings. The preliminary results are unaudited, subject to completion of the Company’s financial reporting processes, based on information known by management as of the date of this press release and do not represent a comprehensive statement of our financial results for the three months ended December 31, 2021. AMC expects:

•	Total revenues for the three months ended December 31, 2021 to be approximately $1,171.6 million compared to $162.5 million for the three months ended December 31, 2020.

•	Net loss for the three months ended December 31, 2021 to be between $194.8 million and $114.8 million, including an estimated non-cash impairment charge related to long lived assets of $50.0 million to $125.0 million, compared to a net loss of $946.1 million for the three months ended December 31, 2020, which included a non-cash impairment charge related to long lived assets, definite and indefinite lived intangible assets and goodwill of $466.1 million.

•	Adjusted EBITDA to be between $146.8 million and $151.8 million for the three months ended December 31, 2021 compared to an EBITDA loss of $(327.5) million for the three months ended December 31, 2020.

•	Operating Cash (Burn) Generated during the three months ended December 31, 2021 to be approximately $216.5 million.

•	Available liquidity at December 31, 2021 to be $1,801.6 million. Cash and cash equivalents at December 31, 2021 to be $1,592.5 million.

Adjusted EBITDA and Operating Cash (Burn) Generated are non-GAAP financial measures and tables reconciling these non-GAAP financial measures to their closest respective GAAP financial measures are included in this press release.

Adam Aron, Chairman and CEO of AMC Entertainment commented, “AMC’s 2021 results improved significantly as the year progressed, and we finished the year with the strongest quarter in two years. The fourth quarter of 2021 marks a meaningful milestone with positive EBITDA of more than $145 million, positive Operating Cash Generated of more than $215 million, and a record year-ending liquidity position of $1.8 billion.”

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the three months ended December 31, 2021. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 950 theatres and 10,500 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, web site and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about AMC’s beliefs and expectations, are forward-looking statements. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “indicates,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding our expected revenues, net loss, capital expenditure, Adjusted EBITDA and estimated cash and cash equivalents. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the risks and uncertainties relating to the sufficiency of our existing cash and cash equivalents and available borrowing capacity to comply with minimum liquidity and financial requirements under our debt covenants related to borrowings pursuant to our revolving credit facility, fund operations, and satisfy obligations including cash outflows for deferred rent and planned capital expenditures currently and through the next twelve months; the impact of the COVID-19 variant strains on us, the motion picture exhibition industry, and the economy in general, including our response to the COVID-19 variant strains related to suspension of operations at our theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees; the seasonality of our revenue and working capital, which are dependent upon the timing of motion picture releases by distributors, such releases being seasonal and resulting in higher attendance and revenues generally occurring during the summer months and the fourth quarter of our fiscal year; risks and uncertainties relating to our significant indebtedness, including our borrowings and our ability to meet our financial maintenance and other covenants; shrinking exclusive theatrical release windows; certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities and limit or restrict our ability to pay dividends; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; risks relating to motion picture production and performance; our lack of control over distributors of films; intense competition in the geographic areas in which we operate; increased use of alternative film delivery methods including premium video on demand or other forms of entertainment; general and international economic, political, regulatory, social and financial market conditions, inflation, and other risks, including the effects of the exit of the United Kingdom from the European Union; limitations on the availability of capital or poor financial results may prevent us from deploying strategic initiatives; our ability to refinance our indebtedness on terms favorable to us or at all; our ability to optimize our theatre circuit through new construction, the transformation of our existing theatres, and strategically closing underperforming theatres may be subject to delay and unanticipated costs; AMC Stubs® A-List may not meet anticipated revenue projections, which could result in a negative impact upon operating results; and the risk that we may not generate sufficient cash flows to repay our indebtedness.

Additional factors, including developments related to COVID-19, that may cause results to differ materially from those described in the forward-looking statements are set forth under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as our other filings with the SEC, copies of which may be obtained by visiting our Investor Relations website at investor.amctheatres.com or the SEC’s website at www.sec.gov.

You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date they are made. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

Non-GAAP Reconciliations

A reconciliation of the Company’s net earnings (loss), the closest GAAP measure, to Adjusted EBITDA is presented in the following table:

	Reconciliation of Adjusted EBITDA (Unaudited, in millions) Three Months Ended December 31, 2021 (Preliminary Estimates)		Three Months Ended December 31,
(In millions)	Low	High	2020
Net earnings (loss)	$(194.8)	$(114.8)	$(946.1)
Plus:
Income tax provision (benefit)	3.8	3.8	(6.8)
Interest expense	97.1	97.1	88.6
Depreciation and amortization	101.5	101.5	132.6
Impairment of long-lived assets	125.0	50.0	466.1
Certain operating expenses(a)	2.2	2.2	(11.8)
Equity in earnings of non-consolidated entities(b)	(9.8)	(9.8)	5.0
Cash distributions from non-consolidated entities(c)	6.1	6.1	—
Attributable EBITDA(d)	2.3	2.3	1.1
Investment expense (income)	(0.9)	(0.9)	6.1
Other expense (income)(e)	(8.7)	(8.7)	(96.6)
Non-cash rent - purchase accounting(f)	(2.7)	(2.7)	(3.2)
General and administrative — unallocated:
Merger, acquisition and other costs(g)	1.3	1.3	21.6
Stock-based compensation expense(h)	24.4	24.4	15.9
Adjusted EBITDA	$146.8	$151.8	$(327.5)

(a)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent expense, and disposition of assets and other non- operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature, include components of interest cost for the time value of money or are non- operating in nature.

(b)	Equity in (earnings) loss of non-consolidated entities includes impairment losses in the International markets related to equity method investments of $8.6 million during the three months ended December 31, 2020.

(c)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

(d)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in (earnings) loss of non- consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

	Three Months Ended December 31,
(In millions)	2021	2020
Equity in (earnings) loss of non-consolidated entities	$(9.8)	$5.0
Less:
Equity in earnings of non-consolidated entities excluding
International theatre joint ventures	(8.6)	4.4
Equity in earnings of International theatre joint ventures	1.2	(0.6)
Income tax provision (benefit)	0.2	0.2
Investment expense (income)	(0.1)	0.2
Interest expense	—	—
Depreciation and amortization	1.0	1.0
Other expense	—	0.3
Attributable EBITDA	$2.3	$1.1

(e)	Other expense (income) for the three months ended December 31, 2020 is primarily due to a gain on extinguishment of the Company’s 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes due 2026.

(f)	Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense, due to the adoption of ASC 842.

(g)	Merger, acquisition and other costs are excluded as they are non-operating in nature.

(h)	Non-cash expense included in general and administrative: other.

A reconciliation of the Company’s net cash provided by (used in) operating activities, the closest GAAP measure, to Operating Cash (Burn) Generated and Free Cash Flow, is presented in the following tables:

	Quarter Ended				Year Ended
	March 31	June 30	September 30	December 31	December 31
(In millions)	2021	2021	2021	2021	2021
Net cash provided by (used in) operating activities	$(312.9)	$(233.8)	$(113.9)	$46.5	$(614.1)
Plus: total capital expenditures	(11.9)	(17.9)	(24.1)	(38.5)	(92.4)
Less: Cash interest paid	26.2	72.5	17.9	158.1	274.7
Non-recurring lease prepayments(1)	—	—	44.2	(2.5)	41.7
(Deferral) repayment of deferred lease amounts(2)	(23.0)	52.4	44.7	52.9	127.0
Operating Cash (Burn) Generated(3)	$(321.6)	$(126.8)	$(31.2)	$216.5	$(263.1)

	Quarter Ended		Year Ended
	December 31,		December 31,
(In millions)	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$46.5	$(357.9)	$(614.1)	$(1,129.5)
Plus: total capital expenditures	(38.5)	(17.8)	(92.4)	(173.8)
Free Cash Flow(3)	$8.0	$(375.7)	$(706.5)	$(1,303.3)

Reconciliation of Capital Expenditures:
Capital expenditures
Growth capital expenditures(4)	$16.3	$6.1	$31.3	$85.6
Maintenance capital expenditures(5)	37.4	10.6	73.9	46.8
Change in construction payables(6)	(15.2)	1.1	(12.8)	41.4
Total capital expenditures	$38.5	$17.8	$92.4	$173.8

(1)	Non-recurring lease prepayments represent the prepayments of future leases obligations during the year ended December 31, 2021. Their impact is excluded from Operating Cash (Burn) Generated to provide a more normalized cash rent payment stream.

(2)	(Deferral) repayment of deferred lease amounts represent those lease amounts that were due and not paid during the COVID-19 pandemic. Their impact is excluded from Operating Cash (Burn) Generated to provide a more normalized cash rent payment stream.

(3)	We present “Operating Cash (Burn) Generated” and “Free Cash Flow” as supplemental measures of our liquidity. Free Cash Flow is an important financial measure for use in evaluating our liquidity, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of Operating Cash (Burn) Generated is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for interest expense and the deferral or repayment of lease amounts that were due and not paid during the COVID-19 pandemic. Therefore, we believe it is important to view Operating Cash (Burn) Generated and Free Cash Flow as supplemental to our entire statement of cash flows. The term Operating Cash (Burn) Generated and Free Cash Flow may differ from similar measures reported by other companies.

(4)	Growth capital expenditures are investments that enhance the guest experience and grow revenues and profits and include initiatives such as theatre remodels, acquisitions, newly built theatres, premium large formats, enhanced food and beverage offerings and service models and technology that enable efficiencies and additional revenue opportunities.

(5)	Maintenance capital expenditures are amounts required to keep our existing theatres in compliance with regulatory requirements and in a sustainable good operating condition, including expenditures for repair of HVAC, sight and sound systems, compliance with ADA requirements and technology upgrades of existing systems.

(6)	Change in construction payables are changes in amounts accrued for capital expenditures that fluctuate significantly from period to period based on the timing of actual payments.